                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             UNIDYNE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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
                             UNIDYNE CORPORATION
                        118 Pickering Way, Suite 104
                          Exton, Pennsylvania 19341
                          ------------------------
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON WEDNESDAY, JUNE 11, 1997

To the stockholders of UNIDYNE CORPORATION:

         Notice is hereby given that the annual meeting of stockholders of UNIDYNE CORPORATION (the "Company") will be held at the Hotel
Inter-Continental, Beekman Room II, 111 East 48th Street, New York, New York 10017, on Wednesday, June 11, 1997 at 4:00 p.m., for the following purposes:

         (i) To elect two Class A directors to serve for three year terms until the 2000 annual meeting and until their respective successors are elected and qualified;

         (ii) To consider and act upon a proposal to approve the 1997 Omnibus Stock Incentive Plan;

         (iii) To ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 1997; and

         (iv) To consider and act upon any matters incidental to the foregoing or any other matters which may properly come before the meeting or any adjournments or postponements thereof.

         Only stockholders of record at the close of business on April 18, 1997 will be entitled to notice and to vote at the annual meeting and any adjournments or postponements thereof.

                                             By Order of the Board of Directors,

                                             /s/ CHARLOTTE DOREMUS

                                             Charlotte Doremus
                                             Secretary


May 9, 1997
Exton, Pennsylvania



                                   IMPORTANT

         IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING OF THE STOCKHOLDERS. ACCORDINGLY, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE MEETING.

                              UNIDYNE CORPORATION
                          118 Pickering Way, Suite 104
                           Exton, Pennsylvania 19341

                                 -------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 June 11, 1997

         This Proxy Statement and the accompanying proxy card are being mailed to stockholders commencing on or about May 9, 1997. The accompanying proxy is solicited by the Board of Directors of UNIDYNE Corporation (the "Company") for use at its annual meeting of stockholders to be held at the Hotel Inter-Continental, Beekman Room II, 111 East 48th Street, New York, New York 10017, on Wednesday, June 11, 1997 at 4:00 p.m., and any adjournments or postponements thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and a limited number of employees may assist in the solicitation of proxies by mail, telephone and personal interview without additional compensation.

         When a proxy is returned properly signed, the shares represented thereby will be voted by the persons named as proxies in accordance with the stockholder's directions. You are urged to specify your choices on the enclosed proxy card. If the proxy is signed and no instructions are given, the shares will be voted "FOR" the nominees named herein under proposal number 1 and "FOR" proposals number 2 and 3 as set forth in the preceding Notice of Annual Meeting, and in the proxies' discretion as to other matters that may properly come before the meeting. The presence of a stockholder at the annual meeting will not automatically revoke a stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

         The Board of Directors has fixed April 18, 1997 as the record date for the meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. As of April 18, 1997, there were 8,646,890 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and 500,000 shares of the Company's Class A Convertible Preferred Stock, par value $10.00 per share (the "Preferred Stock"), issued and outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following tables set forth certain information as of April 18, 1997, with respect to the shares of Common Stock of the Company beneficially owned by (i) any person who is known to the Company to be the beneficial owner of five percent or more of the outstanding Common Stock of the Company, (ii) each director of the Company and each of the nominees for election as director of the Company, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 8 (the "Summary Compensation Table") and (iv) all directors and executive officers as a group.

BENEFICIAL OWNERS

       NAME AND ADDRESS OF           AMOUNT(1/) AND NATURE OF      PERCENTAGE OF
        BENEFICIAL OWNER                   OWNERSHIP                   CLASS
  Capital Idea, Inc.                      5,103,860(2/)                 49%
  118 Pickering Way, Suite 104
  Exton, PA  19341

  C. Eugene Hutcheson                     5,316,360(3/)                 51%
  UNIDYNE Corporation
  118 Pickering Way, Suite 104
  Exton, PA  19341

  Charlotte E. Doremus                    5,316,360(4/)                 51%
  UNIDYNE Corporation
  118 Pickering Way, Suite 104
  Exton, PA  19341

  David M. Barrett, Esq.                  1,014,866(5/)                 10%
  1000 Thomas Jefferson Street, NW
  Suite 305
  Washington, DC  20007

  Dr. Frank B. Holze                      1,269,805(6/)                 12%
  l'Astoria
  26 bis, Blvd. Princess Charlotte
  MC98000 Monaco

----------------------------------

     (1/)  Unless otherwise indicated, all ownership is direct.

     (2/) Includes 500,000 shares which Capital Idea, Inc. ("Capital Idea"), a Colorado corporation, has the right to acquire upon conversion of the Company's Preferred Stock.

     (3/) Includes 107,927 shares which Mr. Hutcheson has the right to acquire within sixty days through the exercise of options, 4,603,860 shares owned by Capital Idea, of which Mr. Hutcheson is Chairman of the Board of Directors and Chief Executive Officer and a 50% shareholder, and 500,000 shares which Capital Idea has the right to acquire upon conversion of the Company's Preferred Stock.

     (4/) Includes 167,957 shares which Ms. Doremus has the right to acquire within sixty days through the exercise of options, 4,603,860 shares owned by Capital Idea, of which Ms. Doremus is a director, Secretary and Treasurer, and a 50% shareholder, and 500,000 shares which Capital Idea has the right to acquire upon conversion of the Preferred Stock.

     (5/) Includes 247,923 shares which Mr. Barrett has the right to acquire within sixty days through the exercise of options.

     (6/) Includes 500,000 shares owned by Darnley Holdings, Ltd., a Bahamian corporation, of which Dr. Holze is Director, and 34,848 shares which Dr. Holze has the right to acquire within sixty days through the exercise of options.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

       NAME AND ADDRESS OF                 POSITION                          AMOUNT(1/)     PERCENTAGE OF
         BENEFICIAL OWNER                                                                       CLASS
  C. Eugene Hutcheson              Chairman of the Board of                 5,316,360(2/)          51%
                                   Directors, Chief Executive
                                   Officer, President and Director

  Timothy M. Flynn                 Senior Vice President and Chief            108,000(3/)           1%
                                   Financial Officer

  David M. Barrett, Esq.           Director                                 1,014,866(4/)          10%

  Dr. Frank B. Holze               Director                                 1,269,805(5/)          12%

  Charlotte E. Doremus             Chief Administrative Officer,            5,316,360(6/)          51%
                                   Secretary, Treasurer, Director and
                                   Director Nominee

  John M. Lison, Esq.              Director and Director Nominee              100,100(7/)           1%

  Brian C. Phelps                  President - Leasing Division               101,576(8/)           1%

----------------------------------
     (1/)  Unless otherwise indicated, all ownership is direct.

     (2/) Includes 107,927 shares which Mr. Hutcheson has the right to acquire within sixty days through the exercise of options, 4,603,860 shares owned by Capital Idea, of which Mr. Hutcheson is Chairman of the Board of Directors and Chief Executive Officer and a 50% shareholder, and 500,000 shares which Capital Idea has the right to acquire upon conversion of the Company's Preferred Stock.

     (3/) Includes 101,000 shares which Mr. Flynn has the right to acquire within sixty days through the exercise of options.

     (4/) Includes 247,923 shares which Mr. Barrett has the right to acquire within sixty days through the exercise of options.

     (5/) Includes 500,000 shares owned by Darnley Holdings, Ltd., a Bahamian corporation, of which Dr. Holze is Director, and 34,848 shares which Dr. Holze has the right to acquire within sixty days through the exercise of options.

     (6/) Includes 167,957 shares which Ms. Doremus has the right to acquire within sixty days through the exercise of options, 4,603,860 shares owned by Capital Idea, of which Ms. Doremus is a director, Secretary and Treasurer, and a 50% shareholder, and 500,000 shares which Capital Idea has the right to acquire upon conversion of the Company's Preferred Stock.

     (7/) Includes 95,823 shares which Mr. Lison has the right to acquire within sixty days through the exercise of options, and 100 shares owned by Mr. Lison's children, in which Mr. Lison disclaims any beneficial interest.

  Delbert A. Warosh                President of Dynamatic                     103,000(9/)           1%
                                   Corporation

  James M. Liou                    President and Chief Operating              100,000(10/)          1%
                                   Officer - Unidyne Test Systems,         ----------              --
                                   Inc.

  Directors and Executive                                                     8,326,207            80%
  Officers as a group


         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 1996.

CHANGES IN CONTROL

         The Company was incorporated under the laws of the State of Delaware on December 1, 1980, under the name of Blue Jay Energy Corporation, to engage in oil and gas exploration and development. Subsequently, the Company changed its name to Blue Jay Enterprises, Inc. ("Blue Jay"). In or about 1986, Blue Jay ceased operations in the oil and gas field and until 1990 confined its activities to the winding up of matters arising out of the prior years' operations. Blue Jay discontinued all business operations in or about 1990.

         On September 2, 1996, Blue Jay completed the acquisition of all the issued and outstanding stock of United Dynamatics, Inc. ("UDI"), a Delaware corporation, and certain assets of Capital Idea in exchange for a total of 6,677,031 shares of the Company's Common Stock. The number of shares issued in exchange for the Assets constituted approximately 90% of the Company's Common Stock at the time of issuance. Prior to acquisition of the Assets, Robert M. Bernstein owned 51.9% of the Company's issued and outstanding Common Stock. After the acquisition, Mr. Bernstein's shares represented less than 5% of the Company's issued and outstanding Common Stock. After the acquisition, Blue Jay changed its name to UNIDYNE Corporation.




----------------------------------
     (8/) Includes 70,000 shares which Mr. Phelps has the right to acquire within sixty days through the exercise of options and 6,600 shares which Mr. Phelps holds as custodian.

     (9/)   Includes 100,000 shares which Mr. Warosh has the right to acquire within sixty days through the exercise of options.

     (10/) Includes 100,000 shares which Mr. Liou has the right to acquire within sixty days through the exercise of options.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

         Pursuant to Delaware law, the Board of Directors of the Company has voted to fix the number of directors at five and to classify the Board of Directors. The members of each class are elected for terms to continue until the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are elected and qualified. Consequently, the term of office of the nominees elected to the Board of Directors at the 1997 annual meeting will continue until the annual meeting of stockholders to be held in 2000 and until their respective successors are elected and qualified.

         The nominees for the two Class A Directors to be voted upon at the meeting are Charlotte E. Doremus and John M. Lison, Esq., the current holders of the Class A directorships. PROXIES WILL BE VOTED FOR THESE NOMINEES UNLESS OTHERWISE SPECIFIED IN THE PROXY. Management does not contemplate that any of the nominees will be unable to serve, but in such an event, proxies solicited hereby will be voted for the election of another person or persons, if any, to be designated by the Board of Directors.

         The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present or represented at the annual meeting is required for the election of directors.

         The following table sets forth information regarding Ms. Doremus and Mr. Lison, the nominees for the Board of Directors, as well as information regarding each director whose term is not to expire until the 1998 or 1999 annual meeting of stockholders and each executive officer of the Company. The number of years remaining in the term of office for each director is listed below. All directors have served since their election on September 2, 1996, except for John Lison who was elected on March 10, 1997.


            NAME                AGE             POSITION               TERM (YEARS
                                                                    REMAINING IN TERM)
  C. Eugene Hutcheson           54      Chief Executive Officer,         Two
                                        Chairman of the Board of
                                        Directors and President

  Charlotte E. Doremus          53      Chief Administrative             -----
                                        Officer, Secretary,
                                        Treasurer, Director and
                                        Director Nominee

  David M. Barrett, Esq.        59      Director                         Two

  Dr. Frank B. Holze            58      Director                         One

  John M. Lison, Esq.           52      Director and Director       -----
                                        Nominee

  Timothy M. Flynn              41      Senior Vice President       N/A
                                        and Chief Financial
                                        Officer

  Brian C. Phelps               42      President - Leasing         N/A
                                        Division

  Delbert A. Warosh             59      President - Dynamatic       N/A
                                        Corporation

  James M. Liou                 62      President and Chief         N/A
                                        Operating Officer -
                                        UNIDYNE Test Systems,
                                        Inc.


C. EUGENE HUTCHESON has been Chief Executive Officer, Chairman of the Board of Directors and President of the Company since September 2, 1996 and of UDI since its inception in 1995. He was a co-founder of UDI and is Chairman of the Board and President of Maxwell Dynamometer Systems, Inc. ("Maxwell"). Mr. Hutcheson serves as Chairman and Chief Executive Officer of Dynamatic Corporation ("Dynamatic") and of Capital Idea, which he founded in 1989. Previously, he was the Chairman and the President of CIDCO Group, Inc., which developed and patented products for the packaging and container industry.

CHARLOTTE E. DOREMUS has been Chief Administrative Officer, Secretary, Treasurer, and a Director of the Company since September 2, 1996 and of UDI and Kenosha Corporation since its inception in 1995, and is currently a nominee for Director of the Company. Ms. Doremus is also Secretary/Treasurer and a Director of Maxwell and Capital Idea. Ms. Doremus has been an investor in start-up companies for more than ten years. Ms. Doremus has also been an Assistant to the Research Director and head of the Portfolio Review Department at Argus Research Corp. and a Registered Representative and Portfolio Analyst for Dean Witter Reynolds in New York City.

DAVID M. BARRETT, Esq., a Director of the Company since September 1996, is a senior partner of the law firm of Barrett & Schuler, Washington, D.C. Mr. Barrett has been an instructor in law at Notre Dame Law School. He has been an Assistant United States Attorney for the District of Columbia and has been appointed Independent Counsel for an investigation of a Cabinet Member of the President of the United States.

DR. FRANK B. HOLZE, a Director of the Company since September 1996, founded and manages Holze International Investment, a Monaco-based investment consulting firm. Dr. Holze was with ITT Corporation for 12 years. Subsequently, Dr. Holze was Vice President and a member of the board of management in Europe for the Thyssen-Bornemisza Group, which is based in Monaco, and was general manager of a number of the Group's companies.

JOHN M. LISON, Esq., a Director of the Company since March 1997, and a nominee for Director of the Company, is founder and managing partner of a Chicago-based law firm, Lison & Griffin, P.C. where he oversees the firm's finance, government relations, acquisitions and re-structuring practices. Lison formerly served as Vice President, Secretary and General Counsel for Atcor, Inc., a manufacturing company. Prior to that, Lison was Vice President, Legal for Heizer Corporation.

TIMOTHY M. FLYNN has been Senior Vice President and Chief Financial Officer of the Company since September 2, 1996 and of UDI since May 1996. From May 1991 until May 1996, Mr. Flynn was responsible for the Credit and Administration functions for North, Central and South America at Konica Business Machines USA, Inc.

BRIAN C. PHELPS joined the Company on February 1, 1997, to head a to-be-formed leasing subsidiary of the Company, which will handle leases for the Maxwell Emission Test Systems dynamometers. Mr. Phelps has 18 years experience in executive management, including sales, business development, pricing, program management, product development, operations and asset management. Prior to joining the Company, Mr. Phelps held various executive officer positions at Tokai Financial Services, Inc., including Director of Major Accounts, Director of Asset Management, Director of Major Account Sales, and Director of National Accounts.

DELBERT A. WAROSH has been President of Dynamatic since June 1996. Mr. Warosh has held various management positions at Dynamatic over the past 30 years. Prior to his appointment as President, Mr. Warosh was the Plant General Manager.

JAMES M. LIOU has been President and Chief Operating Officer of the Company's subsidiary, UNIDYNE Test Systems, Inc., since March 10, 1997. Prior to joining the Company, Mr. Liou served as President of Ulan Corporation and Thai-Nippon Foods of Haward, California until 1994, when he retired. Mr. Liou also served previously as an executive of Ricca International. Mr. Liou presently serves as a consultant to a U.S. container company doing business in China.

              INFORMATION ABOUT BOARD OF DIRECTORS AND COMMITTEES

DIRECTORS AND EXECUTIVE OFFICERS

         Directors who are not employees of the Company or otherwise compensated by the Company did not receive any compensation for services rendered in such capacity for the fiscal year ended December 31, 1996 but are eligible to participate in the Company's 1996 Stock Option Plan (the "Plan") and the 1997 Omnibus Stock Incentive Plan. Pursuant to the Plan, each eligible director is granted options at the discretion of the Board of Directors. In the fiscal year ended December 31, 1996, pursuant to the Plan, Charlotte E. Doremus and C. Eugene Hutcheson were each granted options to purchase 212,500 shares of the Company's Common Stock, David M. Barrett, Esq. was granted options to purchase 241,000 shares of the Company's Common Stock, and Frank B. Holze was granted options to purchase 31,000 shares of the Company's Common Stock, each at a per share exercise price of $3.25. Additionally, directors who are also employees of the Company were eligible to participate in the Company's 1996 Employee Stock Purchase Plan. For a discussion of the Company's 1997 Omnibus Stock Incentive Plan, see "Proposal Number 2 - Proposal to Approve 1997 Omnibus Stock Incentive Plan."

         The Company's Board of Directors held seven meetings during the fiscal year ended December 31, 1996. All of the directors attended at least 75% of these meetings and any meetings of any committees of which such director was a member.

         The Board of Directors has a standing Compensation Committee. This committee is reconstituted at the first meeting of the Board of Directors following the annual meeting of stockholders. The Compensation Committee, which met one time during the fiscal year ended December 31, 1996, reviews and makes recommendations to the full Board regarding the compensation of senior officers of the Company. The present members of this committee are Messrs. Barrett (Chairman) and Lison.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Executive Compensation. The following table provides certain summary information concerning the compensation paid or accrued by the Company to or on behalf of its Chief Executive Officer and other named executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries for the year ended December 31, 1996 and the four months ended December 31, 1995.


                          SUMMARY COMPENSATION TABLE(1/)

                                                                               LONG TERM COMPENSATION
                                  ANNUAL COMPENSATION                               AWARD PAYOUTS

  NAME AND PRINCIPAL          YEAR        SALARY      BONUS      OTHER ANNUAL   RESTRICTED   OPTIONS/SARS       LTIP
  POSITION                                                       COMPENSATION     STOCK                        PAYOUT
                                                                                  AWARDS
  C. Eugene Hutcheson         1996       234,000      -----         -----          -----       212,500         -----
  Chief Executive             1995       128,000      -----         ---(2/)        -----         -----         -----
  Officer, Chairman of
  the Board of
  Directors, President
  and Director

  Charlotte E. Doremus        1996       204,000      -----         -----          -----       212,500         -----
  Chief Administrative        1995        68,000      -----         -----          -----        -----          -----
  Officer, Secretary,
  Treasurer and Director
  and Director Nominee

  Dr. Frank B. Holze          1996        -----       -----         ---(3/)        -----        31,000         -----
  Director                    1995        -----       -----         ---(3/)        -----        -----          -----




----------------------------------

     (1/) The compensation information for 1995 is for the period from inception (September 1, 1995) to December 31, 1995.

     (2/) Excludes a fee of $125,000 for services rendered in connection with the acquisition of the Division.

     (3/) Excludes consulting fees for the year ended December 31, 1996 and the four months ended December 31, 1995 of $100,000 and $67,000 respectively.

  David M. Barrett, Esq.      1996        -----       -----         ---(4/)        -----       241,000         -----
  Director                    1995        -----       -----         ---(4/)        -----        -----          -----

  John M. Lison, Esq.         1996        -----       -----         ---(5/)        -----        -----          -----
  Director and Director       1995        -----       -----         -----          -----        -----          -----
  Nominee

  Timothy M. Flynn            1996        48,000      -----         -----          -----         3,000         -----
  Chief Financial             1995        -----       -----         -----          -----        -----          -----
  Officer and Senior
  Vice President

  Delbert A. Warosh           1996       114,000      -----         -----          -----         -----         -----
  President-Dynamatic         1995        33,000      -----         -----          -----         -----         -----

  David E. Ingram             1996        63,000      -----         -----          -----         -----         -----
  Executive Vice
  President - Maxwell         1995        -----       -----         -----          -----         -----         -----

  Brian C. Phelps             1996        -----       -----         -----          -----         -----         -----
  President - Leasing         1995        -----       -----         -----          -----         -----         -----
  Division

  James M. Liou               1996        -----       -----         -----          -----         -----         -----
  President and Chief         1995        -----       -----         -----          -----         -----         -----
  Operating Officer -
  UNIDYNE Test Systems,
  Inc.


Directors of the Company did not receive any compensation for services rendered in such capacity for the twelve months ended December 31, 1996 and the four months ended December 31, 1995.

         Option/SAR Grants in Last Fiscal Year. The following table provides information on option grants in the fiscal year ended December 31, 1996 to the named executive officers. There were no options granted for the four months ended December 31, 1995 to the named executive officers.


                       OPTIONS GRANTS IN LAST FISCAL YEAR

                          NUMBER OF SHARES     % OF TOTAL OPTIONS   EXERCISE PRICE      EXPIRATION DATE
                             UNDERLYING            GRANTED TO          PER SHARE
          NAME                 OPTIONS        EMPLOYEES IN FISCAL
                                                      YEAR
  C. Eugene Hutcheson        212,500                  31%                $3.25         September 2, 2001

  Charlotte E.               212,500                  31%                 3.25         September 2, 2001
  Doremus




----------------------------------

     (4/) Excludes legal fees to Barrett & Schuler for the year ended December 31, 1996 and the four months ended December 31, 1995 of $156,000 and $44,500, respectively.

     (5/) Excludes legal fees to Lison & Griffin, P.C. for the year ended December 31, 1996 of $56,370.

  Dr. Frank B. Holze                 31,000            4%                 3.25         September 2, 2001

  David M. Barrett,                 241,000           34%                 3.25         September 2, 2001
  Esq.

  Timothy M. Flynn                    3,000       less than 1%            3.25         September 2, 2001


         Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values. The following table provides information on option exercises in the fiscal year ended December 31, 1996 by the named executive officers and the value of such officers' unexercised options at December 31, 1996.



        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                              OPTION/SAR VALUES

  (a)                                (b)                 (c)                  (d)                 (e)

                                                                           Number of            Value of
                                                                           Securities         Unexercised
                                                                           Underlying         In-the-Money
                                                                          Unexercised       Options/SARs at
                                                                        Options/SARs at        FY-End ($)
                                                                           FY-End (#)

  Name                         Shares Acquired      Value Realized        Exercisable/        Exercisable/
                               on Exercise (#)           ($)             Unexercisable       Unexercisable
  C. Eugene Hutcheson              84,615            $49,076.70                  127,885         $287,741.25

  Charlotte E. Doremus             24,615             14,276.70                  187,885          422,741.25

  David M. Barrett, Esq.           12,308              7,138.64                  228,692          514,557.00

  Dr. Frank B. Holze               31,000             17,980.00                        0                0.00

  Timothy M. Flynn                  2,000              1,160.00                    1,000            2,250.00


EMPLOYMENT ARRANGEMENTS

         None of the executive officers of the Company are employed pursuant to an employment agreement. Each executive officer is an employee "at will" and may be terminated from, or may leave, the Company's employment at any time.
The Company has a consulting arrangement with Holze

International Investment, of which Dr. Frank B. Holze, a director of the Company, is the only principal. The consulting arrangement provides for monthly payments of $8,333 until September 1, 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company was provided administrative services by Capital Idea through August 31, 1996. In the twelve months ended December 31, 1996, and the four months ended December 31, 1995, the Company recorded administrative expense of $127,000 and $62,000, respectively.

         The Company was provided legal services by the firm Barrett and Schuler. David M. Barrett, Esq., a director of the Company, is a partner in the firm. The Company paid or accrued $156,000 and $44,500 for the year ended December 31, 1996 and for the four months ended December 31, 1995, respectively.

         The Company paid C. Eugene Hutcheson a fee of $125,000 for services rendered in connection with the acquisition of the Eddy Current Drive Division of Eaton Corporation. Effective with the acquisition, the Division commenced operations as Dynamatic, a wholly-owned subsidiary of UDI.

         The Company sub-leases its Exton, Pennsylvania facility from Capital Idea. The amount paid by the Company equals the amount paid by Capital Idea to the landlord. The amounts charged to expense for the twelve months ended December 31, 1996 and the four months ended December 31, 1995 were $92,400 and $30,800 respectively.

         On December 31, 1996, the Company acquired 81% of Maxwell from Capital Idea for 500,000 shares of Preferred Stock. The Preferred Stock was entitled to receive dividends in the amount of 7% of the liquidation preference of $10. The Preferred Stock is redeemable by the Company on or after January 1, 2002 at the redemption price of $11 per share and was convertible to Common Stock at the rate of .54 of a share of Common Stock for each share of Preferred Stock. In March 1997, Capital Idea agreed to pledge the Preferred Stock as collateral for a loan to the Company. In exchange, the Company agreed to amend the terms of the Preferred Stock to provide that it is convertible into Common Stock at the rate of one share of Common Stock for each share of Preferred Stock and that the Preferred Stock will have the same voting rights as Common Stock.

                               PROPOSAL NUMBER 2

             PROPOSAL TO APPROVE 1997 OMNIBUS STOCK INCENTIVE PLAN

PROPOSAL

Summary of Incentive Plan. The following description of certain features of the 1997 Omnibus Stock Incentive Plan (the "Incentive Plan") is intended to be a summary only. The summary is qualified in its entirety by the full text of the Incentive Plan, a copy of which is attached hereto as Exhibit A.

         The Board of Directors has adopted the Incentive Plan for officers, directors and other employees of the Company and its subsidiaries, subject to the approval of the Incentive Plan by the stockholders. The Incentive Plan is to be administered by the Company's Board of Directors. The Company anticipates that approximately 140 persons will be eligible to participate in the Incentive Plan.

         The Incentive Plan provides for the granting of incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options, stock appreciation rights ("SARs") and grants of shares of Common Stock subject to certain restrictions ("Restricted Stock") up to a maximum of 2,000,000 shares to officers, directors, employees and others. Incentive Stock Options can be awarded only to employees and directors of the Company at the time of the grant. No options, SARs or restricted stock may be granted under the Incentive Plan subsequent to January 16, 2007. As of April 18, 1997, the market value of the Company's Common Stock was $6.00 per share.

         The Incentive Plan is administered by the Board of Directors, which determines the terms and conditions of the options, SARs and Restricted Stock granted under the Incentive Plan, including the exercise price, number of shares subject to the option and the exercisability thereof.

         The exercise price of all Incentive Stock Options granted under the Incentive Plan must equal at least the fair market value of the Common Stock on the date of grant. In the case of an optionee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company ("Substantial Stockholders"), the exercise price of Incentive Stock Options must be at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all nonqualified stock options granted under the Incentive Plan shall be determined by the Board of Directors. The term of any Incentive Stock Option granted under the Incentive Plan may not exceed ten years, or, for Incentive Stock Options granted to Substantial Stockholders, five years. The Incentive Plan may be amended or terminated by the Board of Directors, but no such action may impair the rights of a participant under a previously granted option.

         The Incentive Plan provides the Board of Directors the discretion to determine when options granted thereunder shall become exercisable and the vesting period of such options. All options terminate and no longer are exercisable three months after termination of a participant's employment or relationship with the Company, unless termination is due to death or disability, in which case the options are exercisable within one year of termination.

         The Incentive Plan provides that upon a change in control of the Company, all previously granted options and SARs immediately shall become exercisable in full and all Restricted Stock immediately shall vest and any applicable restrictions shall lapse. The Incentive Plan defines a change of control as the consummation of a tender offer for 25% or more of the outstanding voting securities of the Company, a merger or consolidation of the Company into another corporation less than 75% of the outstanding voting securities of which are owned in aggregate by the stockholders of the Company immediately prior to the merger or consolidation, the sale of substantially all of the Company's assets other than to a wholly-owned subsidiary, or the acquisition by any person, business or entity other than by reason of inheritance of over 25% of the Company's outstanding voting securities.

         The Incentive Plan provides the Board of Directors discretion to grant SARs in connection with any grant of options. Upon the exercise of a SAR, the holder shall be entitled to receive a cash payment in an amount equal to the difference between the exercise price per share of options then exercised by him and the fair market value of the Common Stock as of the exercise date. The holder is required to exercise options covering the number of shares which are subject to the SAR so exercised. SARs are not exercisable during the first six months after the date of grant, and may be transferred only by will or the laws of descent and distribution.

         The Incentive Plan also provides the Board of Directors discretion to grant to key persons shares of Restricted Stock subject to certain limitations on transfer and substantial risks of forfeiture.

         New Plan Benefits. The following table provides information on benefits or amounts that will be received by or allocated to the Company's Chief Executive Officer and the Company's executive officers, directors and employees under the Incentive Plan.

                               NEW PLAN BENEFITS

                       1997 OMNIBUS STOCK INCENTIVE PLAN


  NAME AND POSITION                                        DOLLAR VALUE ($)           NUMBER OF UNITS
  C. Eugene Hutcheson, Chief Executive                         $      ---                      ---
  Officer, Chairman of the Board of Directors,
  President and Director

  Charlotte E. Doremus, Chief Administrative                          ---                      ---
  Officer, Secretary, Treasurer, Director and
  Director Nominee

  Timothy M. Flynn, Chief Financial Officer                       600,000                  100,000
  and Senior Vice President

  Delbert A. Warosh, President - Dynamatic                        600,000                  100,000

  David E. Ingram, Executive Vice President -                     600,000                  100,000
  Maxwell

  James M. Liou, President and Chief Operating                    600,000                  100,000
  Officer - UNIDYNE Test Systems, Inc.

  Brian C. Phelps, President - Leasing                            420,000                   70,000
  Division                                                     ----------              -----------

    Executive Group                                             2,820,000                  470,000
                                                               ----------              -----------

  Frank B. Holze, Director                                        300,000                   50,000

  David M. Barrett, Esq. Director                                 300,000                   50,000

  John M. Lison, Esq., Director and Director                      600,000                  100,000
  Nominee                                                      ----------              -----------


    Non-Executive Director                                      1,200,000                  200,000
    Group                                                      ----------              -----------


  Philip F. Evans, Senior Engineer - Maxwell                      300,000                   50,000

  Betty A. Scott, Consultant                                      156,250                   25,000

  Michael Hipkiss, Sales Representative                           156,250                   25,000

  Steven Strickland, Sales Representative                         156,250                   25,000

  Craig W. Rodgers, Engineer - Dynamatic                           62,500                   10,000

  Douglas A. Behr, Engineer - Dynamatic                            62,500                   10,000

  Peter J. Fanduzzi, Engineer - Dynamatic                          62,500                   10,000

  Douglas J. Haas, Plant Manager - Maxwell                         31,250                    5,000

  Herbert J. Pearlman, Plant Manager -                            300,000                   50,000
  Dynamatic

  Richard G. Tanguay, Controller - Dynamatic                      150,000                   25,000

  John E. Long, Controller - Maxwell                               31,250                    5,000

  Brian J. Krause, Sales Representative -                          31,250                    5,000
  Dynamatic                                                    ----------              -----------


    Non-Executive Officer                                       1,500,000                  245,000
    Employee Group                                             ----------              -----------



Income Tax Considerations of Incentive Plan Participation. With respect to non-qualified stock options, in general, for federal income tax purposes under present law:

                 (i) The grant of a non-qualified stock option, by itself, by the Company will not result in income to the optionee.

                 (ii) Except as provided in (v) below, the exercise of a non-qualified stock option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise over the option price.

                 (iii) Except as provided in (v) below, the tax basis of the shares acquired upon exercise of a non-qualified stock option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, will be the fair market value of the shares on the date of exercise.

                 (iv) No deduction will be allowable to the Company upon the grant of a non-qualified stock option, but upon the exercise of a non-qualified stock option, a deduction will be allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such option if the Company complies with appropriate federal withholding and reporting requirements.

                 (v) With respect to the exercise of a non-qualified stock option and the payment of the option price by the delivery of shares of Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period of the optionee in the shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares, the tax basis of such excess shares will be equal to the fair market value of such shares at the time of exercise, and the holding period of the optionee in such excess shares will begin on the date such shares are transferred to the optionee.

With respect to Incentive Stock Options, in general, for federal income tax purposes under present law:

                 (i) Neither the grant nor the exercise of an Incentive Stock Option, by itself, will result in income to the optionee; however, the excess of the fair market value of the shares at the time of exercise over the option price is (unless there is a disposition of the shares acquired upon exercise of an incentive stock option in the taxable year of exercise) includable in alternative minimum taxable income which may, under certain circumstances, result in an alternative minimum tax liability to the optionee.

                 (ii) If the shares acquired upon exercise of an Incentive Stock Option are disposed of in a taxable transaction after the later of two years from the date on which the option is granted or one year from the date on which such shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the amount realized by the optionee and the optionee's basis which, except as provided in (v) below, is the option price.

                 (iii) Except as provided in (v) below, if the shares acquired upon the exercise of an Incentive Stock Option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the shares to the optionee (a "disqualifying disposition"):

                          (a) Ordinary income will be realized by the optionee at the time of such disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee on the disposition over the fair market value of the shares at the time of such exercise.

                          (b) Short-term or long-term capital gain will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.

                          (c) Short-term or long-term capital loss will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

                 (iv) No deduction will be allowed to the employer corporation with respect to Incentive Stock Options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period or the one-year period referred to above, the employer corporation will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition if the employer corporation complies with appropriate federal withholding and reporting requirements.

                 (v) With respect to the exercise of an Incentive Stock Option and the payment of the option price by the delivery of shares of Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period (except for purposes of the one-year period referred to in (iii) above) of the optionee in shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the optionee at that time, such excess shares will be considered Incentive Stock Option stock with a zero basis, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee. If the shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the optionee will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the shares surrendered over the basis of such shares. If any of the shares received are disposed of in a disqualifying disposition, the optionee will be treated as first disposing of the shares with a zero basis.

         With respect to SARs, in general, for federal income tax purposes under present law no income will be realized by a recipient in connection with the grant of any SAR. The recipient must include in ordinary income the amount of cash received on the exercise of a SAR. If the recipient receives shares of Common Stock upon exercise of a SAR, the federal income tax treatment with respect to the receipt of such stock after such exercise will be identical to that applicable to Common Stock acquired pursuant to the exercise of a nonqualified option. The Company will be entitled to a deduction equal to the amount included in the recipient's income by reason of the exercise of a SAR in its taxable year in which or with which ends the taxable year of the recipient in which such income was recognized.

         With respect to restricted stock, in general, for federal income tax purposes under present law no income will be realized by a recipient on the grant of restricted stock. Instead, the recipient will include in ordinary income an amount equal to the fair market value of the shares in the first taxable year in which the shares are transferable or are not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in an amount equal to a recipient's ordinary income in the Company's taxable year in which or with which ends the taxable year of the recipient in which the recipient includes such amount in income.

         The federal income tax information presented herein is only a general summary of the applicable provisions of the Code and regulations promulgated thereunder as in effect on the date of this Proxy Statement. The actual federal, state, local, and foreign tax consequences to the optionee may vary depending upon his particular circumstances.

RECOMMENDATION

         The Board of Directors believes that employee benefits and other incentive awards can play an important role in the success of the Company by encouraging and enabling the officers and other employees of the Company and its subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of participants in the Incentive Plan with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

         The Board of Directors believes that the proposed Incentive Plan, which provides for a greater range of stock-based incentive awards, will help the Company achieve its goals by keeping the Company's incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the Incentive Plan is in the best interests of the Company and its stockholders and recommends that the stockholders approve the Incentive Plan. The Incentive Plan will not take effect unless it is approved by the affirmative vote of the holders of at least a majority of the shares of the Common Stock present or represented and entitled to vote at the annual meeting of stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE INCENTIVE PLAN BE APPROVED,
              AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

                               PROPOSAL NUMBER 3

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP, independent certified public accountants, to audit the books, records and accounts of the Company for the fiscal year ending December 31, 1997. In accordance with a vote of the Board of Directors, this selection is being presented to the stockholders for ratification at this meeting.

         The firm of Arthur Andersen LLP has audited the books of the Company since September 2, 1996. Prior to September 2, 1996, the Company's books were audited by Jones, Jensen & Co., which was dismissed from its position as the Company's independent auditor on September 2, 1996, by the Company which acted upon authorization of its Board of Directors. Except as described below, the reports of the Company's prior principal accountant for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope, or accounting principles. The reports related to periods before the Company acquired its current business operations and to periods in which the Company was a development stage company. Accordingly, the reports noted that the Company was a development stage company which had no significant operating results to the date of such reports and stated that unless the Company was able to obtain significant outside financing, there existed substantial doubt of its ability to continue as a going concern.

         During the Company's two most recent fiscal years and any subsequent interim period through the date of dismissal, there were no disagreements with the Company's former principal accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         Arthur Andersen LLP has no direct or indirect material financial interest in the Company. A representative of Arthur Andersen LLP is expected to be present at the meeting and will be given the opportunity to make a statement, if he so desires. The representative also will be available to respond to questions raised by those in attendance at the meeting.

         The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present or represented at the annual meeting of stockholders is required to approve the proposal. Ratification by the stockholders is not required. If the proposal is not approved by the stockholders, the Board of Directors does not plan to change the appointment for the fiscal year ending December 31, 1997, but will consider the stockholder vote in appointing auditors for fiscal 1998.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

         The management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the meeting. It is intended, however, that the persons named as proxies in regard to such other matters and the transaction of such other business as may properly be brought before the meeting, as seems to them to be in the best interest of the Company and its stockholders.

                             STOCKHOLDER PROPOSALS

         In accordance with the rules established by the SEC for a proposal of a stockholder to be included in the Board of Directors' Proxy Statement for the Company's 1998 Annual Meeting, the proposal must be received at the principal executive offices of the Company on or before January 1, 1998. Such a proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the Proxy Statement.

                                   EXHIBIT A

                           UNIDYNE CORPORATION, INC.
                       1997 OMNIBUS STOCK INCENTIVE PLAN


                 1. General. This Omnibus Stock Incentive Plan (the "Plan") provides eligible employees of UNIDYNE Corporation (the "Company") with the opportunity to acquire or expand their equity interest in the Company by making available for award or purchase shares of $.001 par value common stock of the Company ("Common Shares"), through the granting of nontransferable options to purchase Common Shares ("Stock Options"), the granting of Common Shares subject to temporal restrictions on transfer and substantial risks of forfeiture ("Restricted Stock"), and the granting of nontransferable options to receive payments based on the appreciation of Common Shares ("SARs"). Stock Options, Restricted Stock and SARs shall be collectively referred to herein as "Grants"; an individual grant of Stock Options, Restricted Stock or SARs shall be individually referred to herein as a "Grant". It is intended that key employees may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options ("Incentive Stock Options") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Stock Options that do not so qualify ("Non-qualified Stock Options"). No provision of the Plan is intended or shall be construed to grant employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Stock Option from qualifying under Section 422 of the Code.

                 2. Purpose of the Plan. The purpose of the Plan is to provide continuing incentives to key employees of the Company and of any subsidiary corporation of the Company, by encouraging such key employees to acquire new or additional share ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.

                 For purposes of the Plan, a "subsidiary corporation" consists of any corporation fifty percent (50%) of the stock of which is directly or indirectly owned or controlled by the Company.

                 3. Effective Date of the Plan. The Plan shall become effective upon its adoption by the Board of Directors, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors ("Board"), any Incentive Stock Options hereunder shall be treated as options which do not qualify under
Section 422 of the Code. However, if the Plan is so approved, no further shareholder approval shall be required with respect to the making of Grants pursuant to the Plan, except as provided in Section 12 hereof.

                 4. Administration of the Plan. The Plan shall be administered by the Board.

                 A majority of the Board shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present (or acts unanimously approved in writing by the members of the Board) shall constitute binding acts of the Board.

                 Subject to the terms and conditions of the Plan, the Board shall be authorized and empowered:

                 (a) To select the key employees to whom Grants may be made;

                 (b) To determine the number of Common Shares to be covered by any Grant;

                 (c) To prescribe the terms and conditions of any Grants made under the Plan, and the form(s) and agreement(s) used in connection with such Grants, which shall include agreements governing the granting of Restricted Stock, Stock Options and/or SARs;

                 (d) To determine the time or times when Stock Options and/or SARs will be granted and when they will terminate in whole or in part;

                 (e) To determine the time or times when Stock Options and SARs that are granted may be exercised;

                 (f) To determine, at the time a Stock Option is granted under the Plan, whether such Option is an Incentive Stock Option entitled to the benefits of Section 422 of the Code;

                 (g) To establish any other Stock Option agreement provisions not inconsistent with the terms and conditions of the Plan or, where the Stock Option is an Incentive Stock Option, with the terms and conditions of Section 422 of the Code; and

                 (h) To determine whether SARs will be made part of any Grants consisting of Stock Options, and to approve any SARs made part of any such Grants pursuant to
                          Section 9 hereof.

                 5. Employees Eligible for Grants. Grants may be made from time to time to those key employees of the Company or a subsidiary corporation, who are designated by the Board in its sole and exclusive discretion. Key employees may include, but shall not necessarily be limited to, members of the Board of Directors, and officers, of the Company and any subsidiary corporation; however, Stock Options intended to qualify as Incentive Stock Options shall only be granted to key employees while actually employed by the Company or a subsidiary corporation. The Board may grant more than one Stock Option, with or without SARs, to the same key employee. No Stock Option shall be granted to any key employee during any period of time when such key employee is on a leave of absence.

                 6. Shares Subject to the Plan. The shares to be issued pursuant to any Grant made under the Plan shall be Common Shares. Either Common Shares held as treasury stock, or authorized and unissued Common Shares, or both, may be so issued, in such amount or amounts within the maximum limits of the Plan as the Board of Directors shall from time to time determine. In the event a SAR is granted in tandem with a Stock Option pursuant to Section 9 and such SAR is thereafter exercised in whole or in part, then such Stock Option or the portion thereof to which the duly exercised SAR relates shall be deemed to have been exercised for purposes of such Option, but may be made available for reoffering under the Plan to any eligible employee.

                 Subject only to the provisions of the next succeeding paragraph of this Section 6, the aggregate number of Common Shares made subject to all Grants under the Plan shall be Two Million (2,000,000) Common Shares. Such aggregate number of Common Shares shall not include any Common

Shares reacquired or never issued due to a forfeiture, exchange or relinquishment of rights under a Grant made hereunder.

                 If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Stock Option or SAR (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option or SAR shall remain the same as immediately prior to such event; and (iii) any outstanding Restricted Stock that is converted, exchanged or otherwise changed into a different number or kind of stock or security, shall continue to be subject to any and all terms, conditions and restrictions originally applicable to such Restricted Stock. In addition to the foregoing, the Board shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to a Stock Option or SAR, the provisions of the Plan, and to any related Stock Option or SAR agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any Grants hereunder.

                 7.       Stock Option Provisions.

                 (a) General. The Board may grant to key employees (also referred to as "optionees") nontransferable Stock Options that either qualify as Incentive Stock Options under Section 422 of the Code or do not so qualify. However, any Stock Option which is an Incentive Stock Option shall only be granted within 10 years from the earlier of (i) the date this Plan is adopted by the Board of Directors of the Company; or (ii) the date this Plan is approved by the shareholders of the Company.

                 (b) Stock Option Price. The option price per Common Share which may be purchased under an Incentive Stock Option under the Plan shall be determined by the Board at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a Common Share, determined as of the date such Option is granted; however, if a key employee to whom an Incentive Stock Option is granted is, at the time of the grant of such Stock Option, an "owner," as defined in Section 422(b)(6) of the Code (modified as provided in Section 424(d) of the Code) of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (a "Substantial Shareholder"), the price per Common Share of such Stock Option, as determined by the Board, shall not be less than one hundred ten percent (110%) of the fair market value of a Common Share on the date such Stock Option is granted. The option price per Common Share under each Stock Option granted pursuant to the Plan which is not an Incentive Stock Option shall be determined by the Board at the time of Grant. Except as specifically provided above, the fair market value of a Common Share shall be determined in accordance with procedures to be established by the Board. The day on which the Board approves the granting of a Stock Option shall be considered the date on which such Stock Option is granted.

                 (c) Period of Stock Option. The Board shall determine when each Stock Option is to expire. However, no Incentive Stock Option shall be exercisable for a period of more than ten (10) years from the date upon which such Option is granted. Further, no Incentive Stock Option granted to an employee who is a Substantial Shareholder at the time of the grant of such Option shall be exercisable after the expiration of
(5) years from the date of grant of such Option.

                 (d) Limitation on Exercise and Transfer of Stock Options. Only the key employee to whom a Stock Option is granted may exercise such Stock Option, except where a guardian or other legal representative has been duly appointed for such employee, and except as otherwise provided in the case of such employee's death. No Stock Option granted hereunder shall be transferable by an optionee other than by will or the laws of descent and distribution. No Stock Option granted hereunder may be pledged or hypothecated, nor shall any such Stock Option be subject to execution, attachment or similar process.

                 (e) Employment, Holding Period Requirements For Certain Options. The Board may condition any Stock Option granted hereunder upon the continued employment of the optionee by the Company or by a subsidiary corporation, and may make any such Stock Option immediately exercisable. However, the Board will require that, from and after the date of grant of any Incentive Stock Option granted hereunder until the day three (3) months prior to the date such Option is exercised, such optionee must be an employee of the Company or of a subsidiary corporation, but always subject to the right of the Company or any such subsidiary corporation to terminate such optionee's employment during such period. Each Stock Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Board. Upon completion of such requirements, if any, a Stock Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period; however, such exercise right(s) shall be limited to whole shares.

                 (f) Payment for Stock Option Price. A Stock Option shall be exercised by an optionee giving written notice to the Company of his intention to exercise the same, accompanied by full payment of the purchase price. Such purchase price shall be paid with cash or check, or with a surrender of Common Shares having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Board may, in its sole discretion, approve other methods of exercise for a Stock Option or payment of the option price, provided that no such method shall cause any option granted under the Plan as an Incentive Stock Option to not qualify under Section 422 of the Code, or cause any Common Share issued in connection with the exercise of an option not to be a fully paid and non-assessable Common Share.

                 (g) Certain Reissuances of Stock Options. To the extent Common Shares are surrendered by an optionee in connection with the exercise of a Stock Option in accordance with Section 7(f), new Stock Options shall automatically be granted to such optionee (to the extent Common Shares remain available for Grants); such newly-granted Stock Options shall have the following terms and conditions:

                 (i) The number of Common Shares shall be equal to the number of Common Shares being surrendered by the optionee;

                 (ii) The option price per Common Share shall be equal to the fair market value of Common Shares, determined on the date of exercise of the Stock Options whose exercise caused such Grant; and

                 (iii) The terms and conditions of such Stock Options shall in all other respects replicate such terms and conditions of the Stock Options whose exercise caused such Grant, except to the extent such terms and conditions are determined not to be wholly consistent with the general provisions of this Section 7, or in conflict with the remaining provisions of this Plan.

                 (h) Cancellation and Replacement of Stock Options and Related Rights. The Board may at any time or from time to time permit the voluntary surrender by an optionee who is the holder of any outstanding Stock Options under the Plan, where such surrender is conditioned upon the granting to such optionee of new Stock Options for such number of shares as the Board shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Stock Options. The Board shall determine the terms and conditions of new Stock Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Stock Options surrendered. Any such new Stock Options shall be subject to all the relevant provisions of this Plan. The Common Shares subject to any Stock Option so surrendered shall no longer be charged against the limitation provided in Section 6 of this Plan and may again become shares subject to the Plan. The granting of new Stock Options in connection with the surrender of outstanding Stock Options under this Plan shall be considered for the purposes of the Plan as the granting of new Stock Options and not an alteration, amendment or modification of the Plan or of the Stock Options being surrendered.

                 (i) Limitation on Exercisable Incentive Stock Options. The aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by a key employee during any given calendar year shall not exceed the sum of one-hundred thousand dollars ($100,000). Such aggregate fair market value shall be determined as of the date such Option is granted, taking into account, in the order in which granted, any other incentive stock options granted by the Company, or by a parent or subsidiary thereof.

                 8.       Restricted Stock.

                 (a) Grant. The Board shall determine the key employees to whom, and the time or times at which, Grants of Restricted Stock will be made, the number of shares of Restricted Stock to be granted, the price (if any) to be paid by such key employees (subject to Section 8(b)), the time or times within which such Restricted Stock grants may be subject to forfeiture, and the other terms and conditions of the grants in addition to those set forth in Section 8(b). The Board may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Board may determine in its sole discretion.

                 (b) Terms and Conditions. Restricted Stock granted under the Plan shall contain any terms and conditions, not inconsistent with the provisions of the Plan, imposed by the Board. A key employee who receives a grant of Restricted Stock shall not have any rights with respect to such Grant, unless and until such key employee has executed an agreement evidencing such Grant in the form approved from time to time by the Board, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Grant. In addition, Restricted Stock granted under the Plan shall be subject to the following terms and conditions:

                 (i) The purchase price for Common Shares consisting of Restricted Stock, if any, will be equal to their stated value.

                 (ii) Grants of Restricted Stock shall only be accepted by executing a Restricted Stock agreement and paying whatever price (if any) is required under Section 8(b)(i).

                 (iii) Each key employee granted Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such key employee, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Grant.

                 (iv) Any stock certificates evidencing Common Shares consisting of Restricted Stock shall either (A) be held in custody by the Company until the employment and other restrictions thereon shall all have lapsed; or (B) be affixed with a legend, identifying such Shares as Restricted Stock and expressly prohibiting the sale, transfer, tender, pledge, assignment or encumbrance of such Shares, as the Board shall determine. With respect to any Restricted Stock held in custody by the Company, the key employee granted such Restricted Stock shall deliver to the Company a stock power, endorsed in blank, relating to the Common Shares represented by such Stock. With respect to any Restricted Stock held by a key employee under legend, the key employee granted such Restricted Stock shall deliver to the Company an acknowledgement that such Stock remains subject to a substantial risk of forfeiture in the event of termination of employment under certain circumstances.

                 (v) Subject to the provisions of the Plan and the Restricted Stock agreement, during a temporal period set by the Board and commencing with the date of such Grant (the "Restriction Period"), a key employee shall not be permitted to sell, transfer, tender, pledge, assign or otherwise encumber any Restricted Stock granted under the Plan. However, the Board, in its sole discretion, may provide for the lapse of such transfer or other restrictions in installments, or accelerate or waive such restrictions in whole or in part, based on service, performance or other factors and criteria selected by the Board.

                 (vi)     Except as provided in this Section 8(b)(vi) and
                          Section 8(b)(v), a key employee shall have, with respect to shares of Restricted Stock granted to him, all of the rights of a shareholder of the Company, including the right to vote such Stock and the right to receive any dividends thereon. The Board, in its sole discretion and as determined at the time of a Grant of Restricted Stock, may permit or require cash dividends otherwise due and payable to be deferred and, if the Board so determines, reinvested either in additional Restricted Stock (to the extent Common Shares are available), or otherwise. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock. As Restricted Stock, such additional Common Shares will be subject to the same restrictions, terms and conditions applicable to the Restricted Stock with respect to which such additional Common Shares were issued.

                 (vii) No Restricted Stock shall be transferable by a key employee other than by will or by the laws of descent and distribution.

                 (c) Minimum Value Provisions. To ensure that Grants of Restricted Stock reflect the performance of the Company and service of the key employee, the Board may provide, in its sole discretion, for a tandem performance-based award, or other grant, designed to guarantee a minimum value, payable in cash or Common Shares, to the recipient of a Restricted Stock Grant, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Board.

                 9. Stock Appreciation Rights. A key employee may be granted the right to receive a payment based on the increase in the value of Common Shares occurring after the date of such Grant; such rights shall be known as Stock Appreciation Rights ("SARs"). SARs may (but need not) be granted to a key employee in tandem with, and exercisable in lieu of exercising, a Grant of Stock Options. SARs will be granted upon terms and conditions specified by the Board, if the Company is the employer of the key employee, or by a subsidiary corporation subject to the Board's approval, if such subsidiary corporation is the employer of the key employee. No optionee shall be entitled to SAR rights solely as a result of the grant of a Stock Option to him. Any such rights, if granted, may only be exercised by the holder thereof, either with respect to all, or a portion, of the Stock Option to which it applies. When granted in tandem with a Stock Option, an SAR shall provide that the holder of a Stock Option shall have the right to receive an amount equal to one hundred percent (100%) of the excess, if any, of the fair market value of the Common Shares covered by such Option, determined as of the date of exercise of such SAR by the Board (in the same manner as such value is determined for purposes of the granting of Stock Options), over the price to be paid for such Common Shares under such Option. Such amount shall be payable by either the Company or the subsidiary corporation, whichever is the employer of the key employee, in one or more of the following manners, as determined by the Board, if the Company is the employer of the key employee, or by the subsidiary corporation subject to the Board's approval, if such subsidiary corporation is the employer of the key employee:

                 (a)      cash (or check);

                 (b) fully paid Common Shares having a fair market value equal to such amount; or

                 (c)      a combination of cash (or check) and Common Shares.

In no event may any person exercise any SARs granted hereunder unless (i) such person is then permitted to exercise the Stock Option or the portion thereof with respect to which such SARs relate, and (ii) the fair market value of the Common Shares covered by the Stock Option, determined as provided above, exceeds the option price of such Common Shares. Upon the exercise of any SARs, the Stock Option, or that portion thereof to which such SARs relate, shall be canceled and automatically extinguished. A SAR granted in tandem with a Stock Option hereunder shall be made a part of the Stock Option agreement to which such SAR relates, in a form approved by the Board and not inconsistent with this Plan. The granting of a Stock Option or SAR shall impose no obligation upon the optionee to exercise such Stock Option or SAR. The Company's or a subsidiary corporation's obligation to satisfy SARs shall not be funded or secured in any manner. No SAR granted hereunder shall be transferable by the key employee granted such SAR, other than by will or the laws of descent and distribution.

                 After the Grant of an SAR, an optionee intending to rely on an exemption from Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") shall be required to hold such SAR for six (6) months from the date the price for such SAR is fixed to the date of cash settlement. Additionally, in order to remain exempt from Section 16(b) of the Exchange Act, an SAR must be exercised by an optionee subject to such Section only during the period beginning on the third business day following the release of a summary statement of the Company's quarterly or annual sales and earnings and ending on the twelfth business day following said date.

                 10. Termination of Employment. If a key employee ceases to be an employee of the Company and every subsidiary corporation, for a reason other than death, retirement, or permanent and total disability, his Grants shall, unless extended by the Board on or before his date of termination of employment, terminate on the effective date of such termination of employment. Neither the key employee nor any other person shall have any right after such date to exercise all or any part of his Stock Options or SARs, and all Restricted Stock which is not vested or otherwise subject to restriction shall thereupon be forfeited, and/or declared void and without value.

                 If termination of employment is due to death or permanent and total disability, then outstanding Stock Options and SARs may be exercised within the one (1) year period ending on the anniversary of such death or permanent and total disability. In the case of death, such outstanding Stock Options and SARs shall be exercised by such key employee's estate, or the person designated by such key employee by will, or as otherwise designated by
the laws of descent and distribution.   Notwithstanding the foregoing, in no
event shall any Stock Option or SAR be exercisable after the expiration of the option period, and in the case of exercises made after a key employee's death, not to any greater extent than the key employee would have been entitled to exercise such Option or SAR at the time of his death. Restricted Stock held by a key employee whose employment by the Company or any subsidiary corporation terminates by reason of death shall thereupon vest and all restrictions and risks of forfeiture thereon shall thereupon lapse.

                 Subject to the discretion of the Board, in the event a key employee terminates employment with the Company and all subsidiary corporations because of normal or early retirement under any pension plan, (a) any then outstanding Stock Options and/or SARs held by such key employee shall lapse at the earlier of the end of the term of such Stock Option or SAR, or three (3) months after such retirement or permanent and total disability; and (b) any Restricted Stock held by such key employee shall thereafter vest and any applicable restrictions shall lapse, to the extent such Restricted Stock would have become vested or no longer subject to restriction within one year from the time of termination had the key employee continued to fulfill all of the conditions of the Restricted Stock during such period (or on such accelerated basis as the Board may determine at or after date of Grant).

                 In the event an employee of the Company or one of its subsidiary corporations is granted a leave of absence by the Company or such subsidiary corporation to enter military service or because of sickness, his employment with the Company or such subsidiary corporation shall not be considered terminated, and he shall be deemed an employee of the Company or such subsidiary corporation during such leave of absence or any extension thereof granted by the Company or such subsidiary corporation.

                 11. Change of Control. Upon the occurrence of a Change of Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options and SARs granted under this Plan shall become immediately exercisable in full and all Restricted Stock grants shall become immediately vested and any applicable restrictions shall lapse.

                 For purposes of this Plan, a Change of Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company;
(ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; (iii) the Company shall sell substantially all of its assets to any purchaser other then a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of
Section 13(d)(3) (as in effect on the date hereof) shall acquire, other than by reason of inheritance, twenty-five percent (25%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.

                 12. Amendments to Plan. The Board is authorized to interpret this Plan and from time to time adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board of Directors of the Company, the Board may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of shareholders, shall any action of the Board or the Board of Directors result in:

                 (a) Materially amending, modifying or altering the eligibility requirements provided in Section 5 hereof;

                 (b) Materially increasing, except as provided in Section 6 hereof, the maximum number of shares subject to Grants; or

                 (c) Materially increasing the benefits accruing to participants under this Plan;

except to conform this Plan and any agreements made hereunder to changes in the Code or governing law.

                 13.      Investment Representation, Approvals and Listing.
The Board may, if it deems appropriate, condition its grant of any Stock Option hereunder upon receipt of a representation from the optionee which is substantially as follows (and subject to modification from to tim in the discretion of the Board):

         I agree that any Common Shares of UNIDYNE Corporation which I may acquire pursuant to this Stock Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to UNIDYNE Corporation an opinion of counsel satisfactory to UNIDYNE Corporation to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended.

                 The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of any Stock Option or a SAR granted under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such shares to listing on any national securities exchange on which the Common Shares may be listed; (iii) the completion of any registration or other qualifications of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable or the determination by the Company, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable; and
(iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Company, in its sole discretion, shall determine to be adequate.

                 14. General Provisions. The form and substance of Stock Option agreements, Restricted Stock agreements, and SAR agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiary corporations, to be entitled to any remuneration or benefits not set forth in this Plan or such Grant, or to interfere with or limit the right of the Company or any subsidiary corporation to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Stock Option agreement or SAR shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of a Stock Option or an SAR, until such time as Common Shares are actually issued to such optionee pursuant to the exercise of such Option or SAR. This Plan may be assumed by the successors and assigns of the Company. The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any employee with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with this Plan. The cash proceeds received by the Company from the issuance of Common Shares pursuant to this Plan will be used for general corporate purposes. The expense of administering this Plan shall be borne by the Company. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan.

                 15. Termination of This Plan. This Plan shall terminate on January 16, 2007, and thereafter no Stock Options or Restricted Stock or SARs shall be granted hereunder. All Stock Options and SARs outstanding at the time of termination of this Plan shall continue in full force and effect according to their terms and the terms and conditions of this Plan.

                 IN WITNESS WHEREOF, the Company, by order of its Board of Directors, has caused the undersigned, duly authorized officers to execute this Plan as of the day and year first above written.


                                    UNIDYNE CORPORATION



                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                 DETACH HERE                            UDY F
P
                             UNIDYNE CORPORATION
R
                         118 PICKERING WAY, SUITE 104
O                              EXTON, PA 19341

X               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 11, 1997
Y
        The undersigned hereby appoints C. Eugene Hutcheson and Charlotte E. Doremus, each or either of them individually, attorneys with full power of substitution, for and in the name of the undersigned, with all powers the undersigned would possess if personally present, proxies to vote all of the shares of the common stock of UNIDYNE Corporation held of record by the undersigned on April 18, 1997, which the undersigned is entitled to vote at the Annual Meeting of the Stockholders on June 11, 1997, or at any adjournment or postponement thereof.

        PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                        SIDE

                             THIS IS YOUR PROXY.
                           YOUR VOTE IS IMPORTANT.

Regardless of whether or not you plan to attend the Annual Meeting of the Stockholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.



                                 DETACH HERE                             UDY F

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL:

1. ELECTION OF DIRECTORS.

   NOMINEES: Charlotte E. Doremus and John M. Lison to Class A Directorships for 3-year terms.

                               FOR      WITHHELD
                               [ ]        [ ]


   -------------------------------------------------------------------------
   WITHHOLD VOTE FROM THE NOMINEE THAT I/WE HAVE WRITTEN ON THE ABOVE LINE.

                                     FOR    AGAINST   ABSTAIN
2. PROPOSAL TO APPROVE 1997          [ ]      [ ]       [ ]
   OMNIBUS STOCK INCENTIVE
   PLAN.

3. PROPOSAL TO RATIFY THE            [ ]      [ ]       [ ]
   APPOINTMENT OF ARTHUR
   ANDERSEN LLP AS INDEPENDENT
   PUBLIC ACCOUNTANTS OF THE
   COMPANY.

4. In their discretion, upon other matters as may properly come before meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                        [  ]

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PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE.  IF JOINT ACCOUNT,
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Signature:                                Date:
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